EXHIBIT A-3
File No. 70-8767

FORM OF COMMON STOCK CERTIFICATE
OF COOLCO/HEATCO

Incorporated Under The Laws Of The State Of Ohio

     Number              Shares
          [CoolCo/HeatCo]

This Certifies that _____________ is the owner of __________ fully paid and non-assessable shares of [CoolCo/HeatCo] transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its corporate seal to be hereunto affixed.

Dated:
     ___________              ____________
     President                Secretary

          [Reverse Side of Certificate]

For Value Received, _________ hereby sell, assign and transfer unto _________ of the Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint ________ attorney to transfer the said shares on the books of the within named Corporation, with full power of substitution in the premises.

Dated: ________, 19___

In presence of _________

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